EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.

REPORTS THIRD QUARTER FISCAL YEAR 2012 RESULTS AND

DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — February 9, 2012 — American Science and Engineering, Inc. (“AS&E”) (NASDAQ: ASEI), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the third quarter of fiscal year 2012 ended December 31, 2011. The Company reported revenues of $57,907,000 as compared with revenues of $76,588,000 for the third quarter of fiscal year 2011, net income of $7,535,000 as compared with net income of $11,782,000 for the third quarter of fiscal year 2011, and earnings per share of $0.84 as compared with earnings per share of $1.28 for the third quarter of fiscal year 2011.

For the first nine months of fiscal year 2012 ended December 31, 2011, the Company reported revenues of $163,788,000 compared with record revenues of $210,868,000 for the same period in the prior fiscal year, net income of $20,079,000 compared with record net income of $33,252,000 for the same period in the prior fiscal year, and earnings per share of $2.18 compared with record earnings per share of $3.60 for the prior fiscal year.

The Company reported $55,813,000 in bookings for the third quarter of fiscal year 2012 as compared with bookings of $63,578,000 for the third quarter of the prior fiscal year. For the first nine months of fiscal year 2012 the Company reported bookings of $157,617,000 as compared with bookings of $256,440,000 for the first nine months of the prior fiscal year.  Backlog as of December 31, 2011 was $209,057,000 as compared with $241,301,000 at December 31, 2010.

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.50 per share, payable on March 5, 2012 to the holders of record at the close of business on February 21, 2012.

“We are focused on improving results through the continued expansion of our international business and the introduction of new, innovative products and services,” said Anthony Fabiano, AS&E’s President and CEO.  “Global economic uncertainties continue to cause order variability, but our sales team is making progress penetrating new targeted markets with solid growth potential which continues to diversify our customer base.  Cargo bookings in the quarter were led by orders for Z Portal® systems from key customers for critical infrastructure security, and the first order for the high-throughput, high-energy SentryTM Portal in the Middle East.  The Z Backscatter™ Van (ZBV) continues to spark interest in new arenas with over 20 systems booked in the quarter from international clients — including orders from customers in the Middle East, Africa, Latin America, Europe and Asia.”

Fabiano continued, “We remain committed to aggressively pursuing our strategy for growth by increasing our year-over-year investment in R&D — up 11% — to leverage innovative technologies in development into high-growth proprietary products. Finally, our confidence in our business has allowed us to continue to provide a $0.50 per share quarterly dividend to our shareholders.”

As previously announced, Anthony Fabiano, AS&E’s President and Chief Executive Officer, and Ken Galaznik, AS&E’s Senior Vice President, Chief Financial Officer, Treasurer and Clerk, will host the conference call on Thursday, February 9, 2012 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-543-6403 at least 10 minutes prior to its starting time. For international participants, dial +1 617-213-8896. Please tell the operator the confirmation code: 73252059.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Thursday, February 9th at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial +1 617-801-6888. The conference identification number is 74399069. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism, trade fraud, drug smuggling, weapon smuggling, illegal immigration, and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO),  and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time,  the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K,  which further detail and supplement the factors described in this Safe Harbor Statement.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Total net sales and contract revenues	$57,907	$76,588	$163,788	$210,868

Total cost of sales and contracts	31,462	41,884	88,320	112,508
Gross profit	26,445	34,704	75,468	98,360

Expenses:
Selling, general and administrative	9,091	10,774	26,728	31,584
Research and development	6,113	6,568	18,727	16,803
Total operating expenses	15,204	17,342	45,455	48,387

Operating income	11,241	17,362	30,013	49,973
Interest and other income (expense)	176	(26)	410	393
Income before provision for income taxes	11,417	17,336	30,423	50,366
Provision for income taxes	3,882	5,554	10,344	17,114

Net income	$7,535	$11,782	$20,079	$33,252

Income per share - Basic	$0.84	$1.31	$2.21	$3.69
Income per share - Diluted	$0.84	$1.28	$2.18	$3.60

Weighted average shares - Basic	8,924	9,023	9,088	9,022
Weighted average shares - Diluted	9,009	9,236	9,193	9,225

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

(unaudited)

	December 31, 2011	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$29,495	$60,144
Restricted cash and investments	12,846	20,398
Short-term investments, at fair value	174,052	110,141
Accounts receivable, net	27,044	37,180
Inventories	45,858	46,922
Other current assets	14,974	27,249
Total current assets	304,269	302,034

Non-current assets:
Building, equipment and leasehold improvements, net	18,041	18,559
Restricted cash and investments	784	9,062
Other assets	6,378	6,919
Total assets	$329,472	$336,574

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$8,575	$9,378
Customer deposits	17,401	9,193
Deferred revenue	15,668	16,924
Other current liabilities	20,210	25,930
Total current liabilities	61,854	61,425

Non-current liabilities:
Lease financing liability	4,751	5,755
Other non-current liabilities	2,643	3,314
Total liabilities	69,248	70,494

Total stockholders’ equity	260,224	266,080
Total liabilities and stockholders’ equity	$329,472	$336,574

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Nine Months Ended
	December 31, 2011	December 31, 2010
Cash flows from operating activities:
Net income	$20,079	$33,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,293	3,660
Provision for contracts, inventory and accounts receivable reserves	2,746	879
Amortization of bond premium	1,895	1,581
Deferred income taxes	1,559	(73)
Other	(24)	(122)
Stock compensation expense	1,459	3,971

Changes in assets and liabilities:
Accounts receivable	10,117	1,997
Unbilled costs and fees	13,497	(14,232)
Inventories	(1,663)	(5,519)
Prepaid expenses and other assets	(2,212)	986
Accounts payable	(803)	1,491
Accrued income taxes	(52)	(4,203)
Customer deposits	8,208	(7,397)
Deferred revenue	(1,922)	2,527
Accrued expenses and other liabilities	(5,687)	519
Net cash provided by operating activities	51,490	19,317

Cash flows from investing activities:
Purchases of short-term investments	(217,785)	(114,801)
Proceeds from sales and maturities of short-term investments	151,937	149,222
Purchases of property and equipment	(3,751)	(4,098)
Net cash (used for) provided by investing activities	(69,599)	30,323

Cash flows from financing activities:
Decrease (increase) in restricted cash and investments	15,830	(28,485)
Proceeds from exercise of stock options	2,835	3,739
Repurchase of shares of common stock	(20,050)	(3,736)
Repayment of leasehold financing	(990)	(975)
Payment of common stock dividend	(9,964)	(8,129)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	(201)	1,106
Net cash used for financing activities	(12,540)	(36,480)

Net increase (decrease) in cash and cash equivalents	(30,649)	13,160
Cash and cash equivalents at beginning of period	60,144	34,912
Cash and cash equivalents at end of period	$29,495	$48,072

####